ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$18,582	$24,989
Accounts receivable, net of allowances of $431 and $734	83,990	123,220
Inventories	69,662	75,046
Income tax receivable	1,285	—
Prepaid expenses and other current assets	5,463	4,547
Total current assets	178,982	227,802

Property and equipment, net of accumulated depreciation of $14,212 and $12,540	12,532	13,444
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $72,253 and $66,639	33,630	39,244
Deferred income tax assets	23,914	24,403
Other assets	3,846	3,426
Total assets	$265,176	$320,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,372	$96,472
Income tax payable	—	2,052
Accrued liabilities	6,838	8,168
Sales returns liability	34,620	34,536
Accrued wages and wage related expenses	5,836	5,652
Deferred revenue	—	315
Current portion of line of credit	—	23,475
Current portion of long-term debt, net of deferred loan costs of $0 and $141	—	13,922
Total current liabilities	107,666	184,592

Non-current portion of line of credit	20,000	—
Total liabilities	127,666	184,592

Stockholders' equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,423 and 34,104 shares issued	34	34
Additional paid-in capital	94,977	96,145
Accumulated other comprehensive loss	(1,028)	(348)
Treasury stock, 6,247 and 6,065 common shares at cost	(40,643)	(37,637)
Retained earnings	84,170	77,805

Total stockholders' equity	137,510	135,999
Total liabilities and stockholders' equity	$265,176	$320,591

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net sales	$118,565	$115,227	$230,631	$208,173
Cost of sales	80,908	79,403	155,381	143,743
Gross profit	37,657	35,824	75,250	64,430

Operating expenses:
Advertising and marketing	2,638	2,070	5,233	5,076
Selling, general and administrative	27,035	24,952	51,342	52,006
Transaction costs	18	300	18	515
Impairment of intangible asset	—	—	—	1,959
Amortization of intangible assets	2,773	3,005	5,545	6,026
Total operating expenses	32,464	30,327	62,138	65,582

Income (loss) from operations	5,193	5,497	13,112	(1,152)

Other income (expense):
Interest expense	(346)	(619)	(846)	(1,110)
Other (expense) income	(681)	67	(186)	48
Total other expense	(1,027)	(552)	(1,032)	(1,062)

Income (loss) before provision for income taxes	4,166	4,945	12,080	(2,214)

Income tax provision	(951)	(1,542)	(1,835)	(521)

Net income (loss)	$3,215	$3,403	$10,245	$(2,735)

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$0.11	$0.12	$0.36	$(0.10)
Diluted earnings (loss) per share	$0.11	$0.12	$0.36	$(0.10)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.
		Three Months Ended		Six Months Ended
Adjusted EBITDA Reconciliation		June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income (loss) in accordance with U.S. GAAP		$3,215	$3,403	$10,245	$(2,735)

Adjustments:
a.	Stock-based compensation expense	807	966	1,408	1,636
b.	Depreciation and amortization	4,200	5,233	9,230	11,022
c.	Impairment of intangible asset	—	—	—	1,959
d.	Other expense, net	1,027	552	1,032	1,062
e.	Transaction expenses	18	300	18	515
f.	mophie restructuring charges	—	23	—	437
g.	mophie employee retention bonus	—	46	—	346
h.	Consulting fee to former CEO	700	—	700	—
i.	Income tax provision	951	1,542	1,835	521

Adjusted EBITDA		$10,918	$12,065	$24,468	$14,763

		Years Ended
		Guidance*	Actual
Adjusted EBITDA Reconciliation		December 31, 2018	December 31, 2017

Net income in accordance with U.S. GAAP		$40,200	$15,100

Adjustments:
a.	Stock-based compensation expense	3,667	3,602
b.	Depreciation and amortization	18,358	21,888
c.	Impairment of intangible asset	—	1,959
d.	Other expense	1,375	1,383
e.	mophie restructuring charges	—	437
f.	mophie employee retention bonus	—	346
g.	Income tax provision	14,900	28,252

Adjusted EBITDA		$78,500	$72,967
*Midpoint of 2018 guidance